Exhibit 5.1

Balch & Bingham LLP	Attorneys and Counselors
____________________________	1901 Sixth Avenue North, Suite 2600
Alabama • Georgia • Mississippi • Washington, DC	P.O. Box 306 (35201-0306)
Birmingham, Alabama 35203-2628
(205) 251-8100
(205) 226-8799 Fax
www.balch.com

May 17, 2006

Southern Power Company

30 Ivan Allen Jr. Boulevard, N.W.

Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Southern Power Company, a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2006 under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of (1) Preferred Stock (the “Preferred Stock”) to be issued by the Company, (2) Preference Stock (the “Preference Stock") to be issued by the Company and (3) Senior Notes (the “Senior Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to a Senior Note Indenture dated as of June 1, 2002, as supplemented, between the Company and The Bank of New York (the “Senior Note Indenture”), in the form filed as an exhibit to the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Preferred Stock, the Preference Stock and the Senior Notes have been issued and sold upon the terms specified in the orders of the Federal Energy Regulatory Commission:

(1)      Upon the adoption by the shareholders of an amendment to the Certificate of Incorporation of the Company establishing the Preferred Stock, the filing of such amendment in the Office of the Delaware Secretary of State and the filing in the Office of the Delaware Secretary of State of an appropriate amendment to the Certificate of Incorporation establishing the rights and preferences of each series of Preferred Stock, and when certificates for such Preferred Stock have been executed, countersigned and registered in accordance with the resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the Certificate of Incorporation of the Company, as amended.

Southern Power Company

May 17, 2006

(2)      Upon the adoption by the shareholders of an amendment to the Certificate of Incorporation of the Company establishing the Preference Stock, the filing of such amendment in the Office of the Delaware Secretary of State and the filing in the Office of the Delaware Secretary of State of an amendment to the Certificate of Incorporation establishing the rights and preferences of each series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with the resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the Certificate of Incorporation of the Company, as amended.

(3)      When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, the Senior Notes will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the opinions expressed in paragraph 3 above, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

Southern Power Company

May 17, 2006

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

/s/Balch & Bingham LLP

Annex I

Dewey Ballantine LLP

New York, New York

May 17, 2006

Balch & Bingham LLP

1901 Sixth Avenue North

Birmingham, Alabama 35203

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the “Registration Statement”), which is to be filed by Southern Power Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of (1) Preferred Stock to be issued by the Company, (2) Preference Stock to be issued by the Company and (3) Senior Notes (the “Senior Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to a senior note indenture, dated as of June 1, 2002, as supplemented, between the Company and the trustee named therein (the “Senior Note Indenture”), in the form filed as an exhibit to the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes have been issued and sold upon the terms specified in the orders of the Federal Energy Regulatory Commission, when the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, the Senior Notes will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

Balch & Bingham LLP

May 17, 2006

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/Dewey Ballantine LLP

DEWEY BALLANTINE LLP